UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2013

DORAL FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Puerto Rico	001-31579	66-0312162
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico	00920-2717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (787) 474-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 27, 2013, Doral Financial Corporation (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation, as amended (the “Amendment”), with the Secretary of State of the Commonwealth of Puerto Rico to effect a 20-for-1 reverse stock split (the “Reverse Stock Split”) of the Company’s issued and outstanding common stock, $0.01 par value per share (the “Common Stock”). The Reverse Stock Split was approved by the Company’s stockholders at the Company’s Annual Meeting of Stockholders held on June 19, 2013 with a Reverse Stock Split ratio of between 15-for-1 and 25-for-1 to be determined by the Company’s Board of Directors (the “Board”). The Board determined a ratio of 20-for-1 for the Reverse Stock Split ratio on June 24, 2013. The Amendment became effective at 4:00 pm Eastern Time on June 28, 2013 (the “Effective Time”). The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 3.1 to this report and is incorporated by reference herein.

The Amendment provides that at the Effective Time, every twenty shares of the Company’s issued and outstanding Common Stock was automatically combined into one issued and outstanding share of the Company’s Common Stock, without any change in the par value per share. No fractional shares will be issued as a result of the Reverse Stock Split. Stockholders who otherwise would be entitled to receive a fractional share in connection with the Reverse Stock Split will receive a cash payment in lieu thereof. In addition, the Amendment correspondingly reduced the number of authorized shares of Common Stock from 300,000,000 to 15,000,000.

After the Reverse Stock Split, the Company’s Common Stock and outstanding preferred stock, $1 par value per share (the “Preferred Stock”), will have the same proportional voting rights and rights to dividends and distributions and will be identical in all other respects to the Common Stock and Preferred Stock prior to the effectiveness of the Reverse Stock Split (with the conversion rate of the outstanding 4.75% Perpetual Cumulative Convertible Preferred Stock being proportionately reduced), except for minor changes and adjustments resulting from the treatment of fractional shares.

Computershare Shareowner Services is acting as exchange agent for the Reverse Stock Split and will send instructions to stockholders of record who hold stock certificates regarding the exchange of certificates for common stock. Stockholders who hold their shares in brokerage accounts or “street name” are not required to take any action to effect the exchange of their shares.

Commencing on July 1, 2013, trading of the Company’s Common Stock will continue on the New York Stock Exchange on a reverse stock split-adjusted basis. The new CUSIP number for the Company’s Common Stock following the Reverse Stock Split is 25811P 852. The new specimen common stock certificate of the Company is being filed herewith as Exhibit 4.1.

Item 7.01. Regulation FD Disclosure

The Company announced the matters described in Item 5.03 above in a press release issued on June 25, 2013. The press release is filed herewith as Exhibit 99.1.

The information in Item 7.01 of this Form 8-K and the Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Doral Financial Corporation dated June 26, 2013 as filed with the Secretary of State of the Commonwealth of Puerto Rico on June 27, 2013.

4.1	Specimen stock certificate of Doral Financial Corporation.

99.1	Press Release of Doral Financial Corporation dated June 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION

Date: June 28, 2013	By:	/s/ Enrique R. Ubarri
Enrique R. Ubarri
Executive Vice President and General Counsel